Exhibit 4.28

WASHINGTON NATURAL GAS COMPANY

TO

HARRIS TRUST AND SAVINGS BANK,

                                                 Trustee

AND

R. H. LONG,

                Co-Trustee

Seventh Supplemental Indenture

Dated as of February 1, 1967

SUPPLEMENTING AND MODIFYING

Indenture of First Mortgage

Dated as of April 1, 1957

SEVENTH SUPPLEMENTAL INDENTURE dated as of February 1, 1967 and made by WASHINGTON NATURAL GAS COMPANY, a corporation organized and existing under the laws of the State of Delaware and having its principal place of business in the City of Seattle, State of Washington (hereinafter called the “Company”), party of the first part, HARRIS TRUST AND SAVINGS BANK, a corporation duly organized and existing under the laws of the State of Illinois and having its principal place of business in the City of Chicago, Illinois (hereinafter sometimes called the “Trustee”), party of the second part, and R. H. Long, an individual residing at 599 Berkley Avenue, Elmhurst, Illinois (hereinafter sometimes called the “Co-Trustee”), party of the third part (said Trustee and Co-Trustee hereinafter sometimes collectively called the “Trustees”).

WHEREAS, the Company has heretofore executed and delivered to the Trustee its Indenture of First Mortgage dated as of April 1, 1957 (hereinafter called the “Original Indenture” or as heretofore supplemented and modified and as supplemented and modified by this Seventh Supplemental Indenture hereinafter called the “Indenture”) in order, among other things, to secure, as provided therein, the payment of the principal of and premium, if any, and interest on its bonds (in the Original Indenture and herein called the “Bonds”) at any time issued and outstanding thereunder according to their tenor and effect, said Bonds to be designated generally as its “First Mortgage Bonds,” and to be issued in one or more series as provided in the Original Indenture; and

WHEREAS, the Company has heretofore executed and delivered to the Trustees a First Supplemental Indenture, dated as of April 1, 1957 naming and appointing, pursuant to the provisions of Section 15.18 of the Original Indenture, R. H. Long, an individual, to act as Co-Trustee jointly with the Trustee of all or any of the property subject to the lien of the Original Indenture as from time to time supplemented so that if, by any present or future law in any jurisdiction in which it may be necessary or advisable to perform any act in the execution of the trusts thereby created, the Trustee shall be incompetent or unqualified to act as such trustee, then all acts so to be performed in such jurisdiction in the execution of the trusts thereby created may be performed by the Co-Trustee, acting alone, but subject to the provisions and conditions of the Original Indenture, as supplemented and modified; and

WHEREAS, the Company has executed and delivered to the Trustees a Second Supplemental Indenture dated as of October 1, 1959, a Third Supplemental Indenture dated as of May 1, 1961, a Fourth

Supplemental Indenture dated as of May 1, 1963, a Fifth Supplemental Indenture dated as of June 1, 1965, and a Sixth Supplemental Indenture dated as of August 1, 1966 (hereinafter called the “Sixth Supplemental Indenture”); and

WHEREAS, pursuant to the Original Indenture, as so supplemented and modified, there have been executed, authenticated, delivered and issued and there are now outstanding, First Mortgage Bonds of series and in principal amounts as follows:

Title	Issued	Outstanding
5 1/2% Series due 1977	$15,000,000	$11,850,000
5 1/2% Series due 1979	6,000,000	5,100,000
4 7/8% Series due 1981	5,000,000	4,550,000
4 5/8% Series due 1988	10,000,000	9,770,000
4.70% Series due 1990	7,000,000	7,000,000
6 1/8% Series due 1991	10,000,000	10,000,000

; and

WHEREAS, Sections 18.01 and 18.02 of the Original Indenture provide, among other things, that the Company, when authorized by a resolution of the Board of Directors, and the Trustee, from time to time and at any time, subject to the restrictions in the Indenture contained, may, and when so required by the Original Indenture, shall, enter into indentures supplemental to the Original Indenture and which thereafter shall form a part thereof, for the purpose, among others, of changing, altering, modifying, varying or eliminating any of the terms, provisions, restrictions, or conditions of the Indenture; and

WHEREAS, Section 2.01 of the Sixth Supplemental Indenture amended Section 9.14 of the Original Indenture so as to read as appears in said Section 2.01 of the Sixth Supplemental Indenture, such amendment to become effective only (a) when a supplemental indenture for the purpose of making such amendment effective shall have been executed and delivered by the Company and the Trustees with the consent the holders of not less than sixty-six and two-thirds percentum (66 2/3%) in principal amount of each series separately of the Bonds of the 1977 Series, Bonds of the 1979 Series, Bonds of the 1981 Series, Bonds of the 1988 Series and Bonds of the 1990 Series, or (b) when all Bonds of each of the said five Series have ceased to be outstanding; it being provided in said Section 2.01 of the Sixth Supplemental Indenture that each holder of any Bond of the 1991 Series by acceptance thereof shall be deemed to have consented to said amendment of Section 9.14 of the Original Indenture and that no further consent of holders of Bonds of the 1991 Series would be necessary in order to make said amendment effective; and

WHEREAS, the Board of Directors of the Company by a resolution duly adopted has authorized the execution and delivery of this Seventh Supplemental Indenture to effect the amendment of Section 11.01 of the Original Indenture in conformity with the provisions of Section 18.01 of the Original Indenture; and

WHEREAS, the Board of Directors of the Company by a resolution duly adopted has authorized the execution and delivery of this Seventh Supplemental Indenture for the purpose of making effective forthwith the amendment of Section 9.14 of the Original Indenture so as to read as appears in Section 2.01 of the Sixth Supplemental Indenture and, in conformity with the provisions of Section 18.02 of the Original Indenture the holders of the requisite percentages of the Bonds of the 1977 Series, Bonds of the 1979 Series, Bonds of the 1981 Series, Bonds of the 1988 Series and Bonds of the 1990 Series have consented to the execution and delivery by the Company and the Trustees of a supplemental indenture for the purpose of making such amendment effective forthwith; and

WHEREAS, all acts and proceedings required by law and by the Charter and by-laws of the Company necessary to constitute the Indenture a valid and binding mortgage for the security of all the Bonds, in accordance with its and their terms, have been done and taken; and the execution and delivery of this Seventh Supplemental Indenture have been in all respects duly authorized:

NOW, THEREFORE, THIS SEVENTH SUPPLEMENTAL INDENTURE WITNESSETH, that to amend the provisions of Section 11.01 of the Original Indenture and to make effective forthwith the amendment of Section 9.14 of the Original Indenture so as to read as appears in Section 2.01 of the Sixth Supplemental Indenture and for and in consideration of the premises and of the mutual covenants herein contained and of the sum of Ten Dollars ($10) duly paid to the Company by the Trustee, at or before the ensealing and delivery hereof, and for other valuable considerations, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Seventh Supplemental Indenture.

ARTICLE ONE.

AMENDMENT OF SECTION 11.01 OF THE ORIGINAL INDENTURE

Section 11.01 of the Original Indenture is hereby amended to read as follows:

“SECTION 11.01. Bondholders’ List to Be Furnished Trustee. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee between March 16 and April 1 and between September 14 and September 30 in each year, beginning with March 16, 1967, and at such other times as the Trustee may request in writing, within 30 days after receipt of such request, a list in such form as the Trustee may reasonably require containing all information in the possession or control of the Company or of its paying agents as to the names and addresses of the holders of Bonds, obtained since the date as of which the next previous list, if any, was furnished. Any such list may be as of a date not more than 20 days prior to the time such information is furnished or caused to be furnished, and need not include information received after such date.”

ARTICLE TWO.

AMENDMENT OF SECTION 9.14 OF THE ORIGINAL INDENTURE

The Company hereby confirms unto the Trustees all rights, interests, claims and benefits in and under all contracts for the purchase by the Company of natural gas which, prior to the execution and delivery of this Seventh Supplemental Indenture, the Company has specifically assigned to the Trustees pursuant to Section 9.14 of the Original Indenture. Section 9.14 of the Original Indenture is hereby amended to read as follows:

“SECTION 9.14. The Company hereby assigns, transfers and confirms unto the Trustees and subjects to the lien of this Indenture, to the extent permitted by law, all the rights, interests, claims and benefits of the Company in and under all contracts for the purchase of natural gas by the Company specifically assigned to the Trustee or Trustees prior to the execution and delivery of the Sixth Supplemental Indenture hereto (other than those which at the date of the execution and delivery of said Sixth Supplemental Indenture have expired or have been replaced by other contracts or agreements as permitted by this Indenture), and every other contract for the purchase of natural gas by the Company entered into by the Company before or after the execution and delivery of said Sixth Supplemental Indenture (such contracts being hereinafter referred to as “gas purchase contracts”).

The Company will perform and carry out the terms of said gas purchase contracts (whether entered into by the Company before or after the execution and delivery of said Sixth Supplemental Indenture), as the same may from time to time be amended or supplemented, subject to the right of the Company to cause any of said gas purchase contracts to be amended, supplemented or terminated, or any new gas purchase contract to be entered into in substitution therefor or otherwise, upon the following terms and conditions:

A. Upon the execution of any amendment or supplement to any gas purchase contract or any new or substitute gas purchase contract or any instrument terminating any gas purchase contract, the effect of which will be either to increase or to decrease the amount of gas which the Company shall have a firm obligation to purchase, or the seller shall have a firm obligation to sell to the Company, by at least 100,000 therms per day (a “therm” being a quantity of heat equivalent to 100,000 British Thermal Units), the Company shall forthwith furnish to the Trustee (a) an instrument confirming and perfecting the lien of this Indenture on all rights, interests, claims and benefits of the Company in and under such amendment or supplement or new or substitute contract, (b) a copy of the instrument which constitutes such amendment, supplement or new or substitute contract or which effects such termination, accompanied by an officers’ certificate certifying such copy to be a true and correct copy of the original instrument, and stating in substance either (i) that such amendment, supplement or new or substitute agreement, or such termination, has been approved or ordered by a governmental authority having jurisdiction in the premises or (ii) that in the opinion of the signers such amendment, supplement or new or substitute contract, or such termination, does not and will not render the supply of gas of the Company inadequate to meet its requirements; (c) evidence satisfactory to the Trustee that notice has been or will be duly given to each other party to each gas purchase contract involved that all of the Company’s rights under such contract have been subjected to the lien of this Indenture; (d) an opinion of counsel to the effect that the Company’s rights under such amended or supplemented contract or under such new or substitute contract have been validly assigned to the Trustees and are subject to the lien of this Indenture.

B. On or before May 1, 1967 and on or before each May 1 thereafter, and at such other times as the Trustee may reasonably require, the Company will deliver to the Trustee a copy of each amendment or supplement to a gas purchase contract and each new or substitute gas purchase contract, and each instrument terminating a gas purchase contract, which shall have been entered into more than 30 days prior to such May 1 (or such other date as shall be required by the Trustee) and which shall not have previously been furnished to the Trustee pursuant to the provisions of this Indenture, together with certificates, opinions and other instruments and documents of the character required by clauses (a), (b), (c) and (d) of paragraph A of this Section.

C. Unless and until a default shall exist hereunder, the Company shall be entitled to receive and dispose of all gas deliverable under any and all gas purchase contracts subject to the lien hereof and to require and enforce the performance of any such contracts without further consent or action by the Trustees, or either of them, but the Trustee shall, if the Company shall so request in an application of the Company filed with the Trustee, deliver suitable orders in favor of the Company for the delivery of all gas and the performance of all acts and things under such contracts. Such orders shall be expressed to be revocable by the Trustee whenever a default shall exist hereunder. Whenever a default shall exist hereunder, the Trustee, or any receiver or trustee in bankruptcy or other person who shall rightfully be in possession of the trust estate, may receive and dispose of all gas deliverable under, and require and enforce the performance of, any and all such contracts.

D. If and so long as a default shall exist hereunder, the Company, while in the possession of the trust estate (other than securities and cash held by the Trustee or the trustee or other holder of a prior lien) may do any of the things hereinabove in this Section provided, if the Trustee, in its discretion, or the holders of at least a majority in principal amount of the Bonds at the time outstanding, shall in writing expressly authorize or consent to such action.

E. If and so long as the trust estate (other than securities and cash held by the Trustee or the trustee or other holder of a prior lien) shall be in the possession of a receiver or trustee lawfully appointed, the powers in this Section 9.14 conferred upon the Company may be exercised by such receiver or trustee (subject to authorization or consent of the Trustee or Bondholders as provided in paragraph D of this Section), in which case a certificate signed by such receiver or trustee shall be deemed the equivalent of any officers’ certificate required by any provision of this Section 9.14. If the Trustee shall be in possession of the trust estate (other than securities and cash held by the trustee or other holder of a prior lien), then all such powers may be exercised by the Trustee in its discretion.”

ARTICLE THREE.

MISCELLANEOUS

SECTION 3.01. This Seventh Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof, and the Original Indenture, as heretofore supplemented and modified and hereby supplemented and modified, is hereby confirmed. All terms used in this Seventh Supplemental Indenture shall be taken to have the same meaning as in the Original Indenture except in cases where the context clearly indicates otherwise.

SECTION 3.02. Neither the Trustee nor the Co-Trustee shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Seventh Supplemental Indenture or the due execution thereof by the Company or for or in respect of the recitals of fact and statements contained herein. The Company covenants and agrees that all such recitals and statements are made by it solely and that the same are true.

SECTION 3.03. This Seventh Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, WASHINGTON NATURAL GAS COMPANY has caused this Seventh Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary, and HARRIS TRUST AND SAVINGS BANK has caused this Seventh Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary, and the said R. H. Long has hereunto set his hand and seal, all on the dates of their respective acknowledgments but effective as of the day and year first above written.

WASHINGTON NATURAL GAS COMPANY

By	/s/ William P. Woods

President

Attest:

/s/ Richard D. Smith

Secretary

HARRIS TRUST AND SAVINGS BANK as Trustee

By	/s/ G. N. Askew

Vice President

Attest:

/s/ R. S. Stam

Assistant Secretary

/s/ R. H. Long

Co-Trustee

STATE OF WASHINGTON	)	ss.:
COUNTY OF KING	)

William P. Woods being first duly sworn, on oath deposes and says:

That he is President of WASHINGTON NATURAL GAS COMPANY, the mortgagor in the foregoing mortgage, and that said mortgage is made in good faith and without any design to hinder, delay or defraud creditors.

[William P. Woods]

SUBSCRIBED AND SWORN to before me this 15th day of February, 1967.

[M. W. Gibson]
Notary Public in and for The State of Washington, residing at Seattle

STATE OF WASHINGTON	)	ss.:
COUNTY OF KING	)

On this 15th day of February, A.D. 1967, before me personally appeared William P. Woods, to me known to be President of WASHINGTON NATURAL GAS COMPANY, the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

[M. W. Gibson]
Notary Public in and for The State of Washington, residing at Seattle

STATE OF ILLINOIS	)	ss.:
COUNTY OF COOK	)

On this 28th day of March, A.D. 1967, before me personally appeared G. N. Askew to me known to be the Vice President, and R. S. Stam to me known to be the Assistant Secretary, of HARRIS TRUST AND SAVINGS BANK, the corporation that executed the within and foregoing instrument, and severally acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

[Patricia M. Kern]
Notary Public, Cook County, Illinois
My Commission Expires
August 24, 1970

STATE OF ILLINOIS	)	ss.:
COUNTY OF COOK	)

On this 28th day of March, A.D. 1967, before me personally appeared R. H. Long, to me known to be the individual who executed the within and foregoing instrument, and acknowledged to me that he executed the same as his free and voluntary act and deed, for the uses and purposes therein mentioned.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

[Patricia M. Kern]
Notary Public, Cook County, Illinois
My Commission Expires
August 24, 1970